Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Matt Garth	Monica Orbe
(212) 836-2674 Matthew.Garth@alcoa.com	(212) 836-2632 Monica.Orbe@alcoa.com

Alcoa Inc. Announces Proposed Debt Offering In Connection with Separation

September 20, 2016, NEW YORK—Alcoa Inc. (NYSE:AA) (“Alcoa”) announced today a proposed offering of senior notes (the “Notes”) by Alcoa Nederland Holding B.V. (the “Issuer”), a wholly owned subsidiary of Alcoa Upstream Corporation (“Alcoa Corporation”), which is currently a wholly owned subsidiary of Alcoa.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Issuer intends to use the proceeds from the proposed offering to make a payment to Alcoa to fund the transfer of certain assets from Alcoa to the Issuer in connection with Alcoa’s previously announced plan to separate into two stand-alone, publicly traded companies (the “separation”) and for general corporate purposes. The net proceeds from the proposed offering will be held in escrow until the completion of the separation and the satisfaction of certain other escrow release conditions. The Notes will initially be guaranteed on a senior unsecured basis by Alcoa Corporation and, following the separation, by Alcoa Corporation and certain of its subsidiaries.

The Notes and related guarantees will be sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.

The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes or related guarantees will be made only by means of a private offering memorandum.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our approximately 57,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the outcome of contingencies, including legal proceedings; (d) the impact of the separation on the businesses of Alcoa; (e) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; and (f) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2015, and other reports filed with the U.S. Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.